Cincinnati Bell Inc.
Entertainment and Communications Income Statement
(Unaudited)
(Dollars in millions)

	2016	2017
Income Statement	YTD	Q1	Q2	Q3	Q4	YTD
Revenue	$691.3	$175.1	$181.0	$175.0	$175.0	$706.1

Operating costs and expenses
Cost of services and products	298.2	75.7	78.3	75.7	78.9	308.6
Selling, general and administrative	125.5	31.3	29.9	29.4	29.5	120.1
Depreciation and amortization	159.2	39.4	40.4	41.2	42.7	163.7
Other	8.4	25.6	1.0	—	5.0	31.6

Total operating costs and expenses	591.3	172.0	149.6	146.3	156.1	624.0

Operating income	$100.0	$3.1	$31.4	$28.7	$18.9	$82.1

Revenue
Fioptics
Data	$99.4	$29.6	31.3	$32.5	32.9	126.3
Video	125.6	35.9	36.9	37.7	38.4	148.9
Voice	28.4	7.9	8.3	8.6	8.8	33.6
Other	0.7	0.3	0.3	0.3	0.2	1.1
	254.1	73.7	76.8	79.1	80.3	309.9

Enterprise Fiber
Data	78.2	19.7	25.3	20.5	20.6	86.1

Legacy
Data	155.4	35.1	33.5	32.3	31.2	132.1
Voice	189.5	43.8	42.2	40.3	39.1	165.4
Other	14.1	2.8	3.2	2.8	3.8	12.6
	359.0	81.7	78.9	75.4	74.1	310.1

Total Entertainment and Communications revenue	$691.3	$175.1	$181.0	$175.0	$175.0	$706.1

Cincinnati Bell Inc.
IT Services and Hardware Income Statement
(Unaudited)
(Dollars in millions)

	2016	2017
Income Statement	YTD	Q1	Q2	Q3	Q4	YTD
Revenue	$352.7	$81.0	$84.8	$87.0	$132.3	$385.1

Operating costs and expenses
Cost of services and products	234.5	54.7	56.7	57.6	78.0	247.0
Selling, general and administrative	74.2	19.0	20.6	19.3	39.7	98.6
Depreciation and amortization	23.0	6.4	6.5	6.1	10.1	29.1
Other	3.6	—	2.5	—	2.6	5.1

Total operating costs and expenses	335.3	80.1	86.3	83.0	130.4	379.8

Operating income	$17.4	$0.9	$(1.5)	$4.0	$1.9	$5.3

Revenue
Consulting	$86.7	$16.7	16.5	$16.1	40.0	89.3
Cloud	85.5	20.9	19.2	17.4	23.5	81.0
Communications	144.3	36.5	40.3	43.9	39.9	160.6
Infrastructure Solutions	36.2	6.9	8.8	9.6	28.9	54.2
Total IT Services and Hardware Revenue	352.7	81.0	84.8	87.0	132.3	385.1